SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2008

PLAYBOX (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52753	n/a
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

44 20 7031 1187
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                      Entry Into Material Definitive Agreement

On November 25, 2008, the Company entered into a Consulting Agreement (the “Agreement”) with Jabeco Inc, a music industry consulting firm located in the Commonwealth of Dominica (“Jabeco”).

Under the terms of the Agreement, Jabeco will provide consulting services for a period of five (5) years in the area of securing music content from Asia in the form of music video content, music distribution technology, music distribution through Asian channels and portals both online and on mobile networks and other directly related advisory services. As compensation, Jabeco will receive 9,000,000 restricted shares of the common stock of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 99.1, and incorporated by reference.

Item 9.01                       Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

99.1	Consulting Agreement with Jabeco Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Playbox (US) Inc.

Date: November 26, 2008	By:	/s/ Gideon Jung
Gideon Jung
President